BYLAWS OF

                        ARROW-MAGNOLIA INTERNATIONAL, INC.


                                    ARTICLE I

                           Meeting of the Shareholders

	Section 1. Annual Meeting; Election of Directors. The annual meeting of the holders of the capital stock of the Company shall be held for the election of directors and for the transaction of such other business as may properly come before such meeting on such date and at such time as may be designated from time to time by the Board of Directors; provided however that each such annual meeting must be held within thirteen (13) months after the previous such annual meeting.

	Section 2. Special Meetings. A special meeting of the holders of the capital stock of the Company may be called by the Chairman of the Board of Directors or by the president or by a resolution of the Board of Directors at any time and shall be called by the president or by the Board of Directors whenever requested in writing so to do by any two directors or by the holders of record of not less than one-tenth of all the issued and outstanding shares entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting.

	Section 3. Place of Meeting. All meetings of the holders of the capital stock of the Company shall be held at such place within or without the State of Texas as may be from time to time designated by the Board of Directors as provided in the notice of the meeting or in any waivers of notice thereof; provided, however, that the place of meeting for the election of directors shall not be changed within ten (10) days next before the day on which the election is to be held, and at least ten (10) days before the election is held a notice of any change in the place of such meeting shall be given to each person entitled to vote thereat in person or by letter mailed to the address shown for him on the books of the Company.



	Section 4. Notice of Meetings. Except as otherwise provided by law, notice of the time and place of holding each annual or special meeting of shareholders and, in the case of a special meeting, of the purpose for which such meeting is called, shall be written or printed and shall be sent by mail, postage prepaid, or shall be given personally to each person entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the time fixed for such meeting. Such notice, if mailed, shall be addressed to each such person at the address shown for him on the books of the Company. No notice of an adjourned meeting of shareholders need be given unless expressly required by statute.

	Section 5. Quorum. Except as otherwise specified in the Articles of Incorporated or provided by law, the holders of record of a majority in number of the issued and outstanding shares of the capital stock of the Company entitled to vote at such meeting must be present in person or by proxy at a meeting to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting of such holders, the holders of a majority in number of such shares present and entitled to vote thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally convened.

	Section 6. Vote Necessary for Decision. When a quorum is present at any regular or special meeting of the shareholders, the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the Company present at such meeting and entitled to vote thereat shall be the act of the shareholders and shall decide any question brought before such meeting unless by express provision of statute or of the Articles of Incorporation a greater vote is required on a particular question, in which case the vote required by such express provision shall be necessary to decide the particular question.

	Section 7. Voting. At each meeting of the shareholders of the Company, each holder of record of shares of capital stock of the Company who was such holder on the date fixed by the Board of Directors as the record date as herein provided for determining persons entitled to vote at such meeting shall be entitled to cast, in person or by proxy, one vote for each such share held by him on such record date and shall not be entitled to cumulate such votes.

	Neither the election of directors nor, except as may otherwise be provided by law, any other vote of shareholders need be by ballot unless a qualified voter present so requests. In any vote by ballot, a ballot shall be signed by the shareholder or proxy voting and shall state the number of shares voted thereby.

	Treasury shares, shares of the capital stock of the Company owned by another corporation, the majority of the voting stock of which is owned or controlled by the Company, and shares of the capital stock of the Company held by the Company in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

	Shares of the capital stock of the Company standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form part of an estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

	Neither for the purpose of the election of directors nor for any other purpose shall it be necessary for a vote to be counted or reported by judges or inspectors of election.

	Section 8. List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books of the Company shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and left open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire time of the meeting.

	Section 9. When a Shareholder is Deemed to be "Present". For the purpose of determining a quorum or the right to vote or to be heard on any question, a holder of record of securities of any class having voting power shall be deemed to be "present" at any meeting of the holders of such securities if he is present in person or is represented by a proxy (i) appointed by an instrument in writing subscribed by or on behalf of such holder or by his representative thereunto duly authorized and (ii) filed with the secretary of the meeting.

	No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

	Section 10. Consent of Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all of the shareholders entitled to vote with respect to the subject matter were present and voted, and such consent shall have the same force and effect as a unanimous vote of shareholders.

                                ARTICLE II

                             Board of Directors

	Section 1. General Powers. The business and affairs of the Company shall, except as otherwise expressly provided by law or by the Articles of Incorporation, be managed by the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

	Section 2. Number, Election and Term of Office. The number of directors shall be fixed by the Board of Directors and such number may be increased or decreased from time to time by the Board, but no decrease shall have the effect of shortening the term of any incumbent director. The directors shall be elected at each annual meeting of the shareholders. Directors need not be residents of the State of Texas nor shareholders of the Company. Each director shall hold office from the date of the annual or special meeting of the share-holders at which he was elected until the next annual or special meeting of such shareholders convened for the election of directors and until his successor shall have been duly elected and qualified or until his death, resignation, disqualification or removal.

	Section 3. Meetings. At the conclusion of the annual meeting of shareholders, the Board of Directors shall meet as soon as practicable to appoint officers for the ensuing year and to transact such other business as may properly come before the meeting.

	The Board by resolution may provide for the holding of other regular meetings and may fix the time and place of holding the same.

	Special meetings of the Board of Directors shall be held whenever called by the president or by any two directors.

	Section 4. Place of Meetings. The Board shall hold its meetings at such place or places, within or without the State of Texas, as the Board of Directors may from time to time determine or as may be designated in the notice or in waivers of notice thereof signed by all of the directors not in attendance at such meeting.

	Section 5. Notice of Meetings. Except as hereinafter provided, notice need not be given (i) of the regular meeting of the Board of Directors held immediately following the annual meeting of shareholders, or (ii) with respect to an adjourned meeting if the time and place thereof are set at a meeting duly called and adjourned, or (iii) with respect to any meeting if every member of the Board of Directors is present. Except as otherwise required by law, notice of the time, place and purpose of holding each other meeting of the Board of Directors shall, at least seven (7) days before the day on which the meeting is to be held, be mailed to each director, postage prepaid, addressed to him at his residence or his place of business or at such other address as he may have designated in a written request filed with the secretary of the Company, or shall be sent to him at such address by telegram or cablegram at least five (5) days before the time at which such meeting is to be held. Notice shall be deemed to have been given when deposited in the mail or filed with the telegraph or cable office properly addressed.

	Section 6. Quorum and Manner of Acting; Consent. At each meeting of the Board of Directors not less than a majority of the total number of directors then acting must be present to constitute a quorum for the transaction of business, and (except as otherwise provided by law, by the Articles of Incorporation or by the Bylaws) the act of the majority of the directors so present at a meeting at which a quorum is present shall constitute the act of the Board. Whether or not there is a quorum at any meeting, a majority of the directors who are present may, by resolution fixing the time and place for the holding of an adjourned meeting, adjourn the meeting and may, by similar action, successively adjourn and readjourn the meeting until the business to be transacted thereat shall be done. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the members of the Board, and such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to the provisions of Section 5 of Article II, members of the Board of Directors may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting in this manner shall constitute presence at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

	Section 7. Resignations. Any Director may resign at any time by giving written notice thereof to the Chairman of the Board, to the president or to the Board. Such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

	Section 8. Vacancies. Any vacancy in the Board arising at any time, whether through the failure of the shareholders to elect a full Board or through any other cause (except an increase in the number of Directors in the manner provided in Section 2 of Article II by action of the Board), shall be filled by a vote of a majority of the Directors remaining in office although such majority is less than a quorum. Any Director so appointed shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified unless sooner displaced.
A directorship to be filled by reason of an increase in the number of Directors also may be filled by the Board, and any Director so appointed shall hold office only until the next election of one or more Directors by the shareholders and until his successor shall have been duly elected and qualified; provided that the Board may not fill more than two (2) such directorships during the period between any two successive annual meetings of the shareholders. A directorship to be filled by reason of an increase in the number of Directors may instead be filled by election at an annual or special meeting of the shareholders called for that purpose, and any Director so elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified unless sooner displaced.

	Section 9. Removal of Directors. Any Director of the Company may be removed with or without cause in the following manner: Upon the written request of the holders of not less than one-tenth (1/10) of all classes of outstanding capital stock of the Company filed with the secretary of the Company, a special meeting of the shareholders shall be convened upon not less than thirty (30) days' notice for the election of a successor of every member of the Board of Directors. Such meeting shall be called, conducted and held according to the provisions of law, the Articles of Incorporation and the Bylaws of the Company regulating meetings held for the election of Directors, and any person otherwise qualified may be a candidate for election as Director at such meeting notwithstanding his service on the Board at the time of the convening of such meeting.

	Section 10. Compensation. Directors shall not receive any stated compensation for their services as such, but, subject to such limitations as the shareholders may adopt from time to time, the Board may by resolution authorize the payment of fees in a reasonable amount to be paid to the Directors for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and at adjournments of any such meetings, and may determine the amount of such fees. By resolution of the Board, Directors may also be reimbursed for traveling expenses incurred in attending any such meeting or adjournment. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or receiving compensation for such service.

                                    ARTICLE III

                          Executive and Other Committees

	Section 1. Executive Committee, General Powers and Membership. The Board may designate by resolution or resolutions passed by a majority of the total number of directors an Executive Committee and one or more other committees, each committee to consist of one or more directors of the Company.
 Except as otherwise expressly provided by law or by the Articles of Incor-poration of the Company or by resolution of the Board, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Company, except that neither the Executive Committee nor any other committee appointed by the Board shall have the authority of the Board in reference to amending the Articles of Incorpora-tion, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the Company or a revocation thereof, amending, altering or repealing the Bylaws of the Company or adopting new Bylaws for the Company, filling vacancies in or removing members of the Board or a committee appointed by the Board, fixing the compensation of any member of a committee appointed by the Board, or repealing any resolution of the Board which by its terms provides that it shall not be so amendable or repealable. The Executive Committee may be authorized by the Board to declare a dividend or to authorize the issuance of shares of the Company. The Executive Committee may have power to authorize the seal of the Company to be affixed to all papers which may require it, and each other committee shall have and may exercise, when the Board is not in session, such powers as the Board shall confer. All action by any committee shall be reported to the Board at its meeting next succeeding such action and shall, insofar as the rights of third parties shall not be affected thereby, be subject to revision and alteration by the Board.

	Section 2. Organization. Unless otherwise provided by resolution of the Board, a chairman chosen by each committee from among its members shall preside at all meetings of such committee and the secretary of the Company shall act as secretary thereof. In the absence of the secretary, the chairman of such meeting shall appoint an assistant secretary of the Company or, if none is present, some other person to act as secretary of the meeting.

	Section 3. Meetings. Each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings, and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of any member of the committee. Unless otherwise provided by such rules and by said resolution, notice of the time and place of each meeting of the committee shall be mailed, sent or given to each member of the committee in the manner provided in Section
5 of Article II hereof.

	Section 4. Quorum and Manner of Acting. A majority of the members of each committee shall be present in person at each meeting of such committee in order to constitute a quorum for the transaction of the business thereat. The act of a majority of the members so present at a meeting at which a quorum is present shall be the act of such committee. Any action which may be taken by the Executive Committee, or other committee, at a meeting thereof, may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by all members of the Executive Committee, or other committee, and such consent shall have the same force and effect as a unanimous vote at a meeting. Members of the Executive Committee or any other committee appointed by the Board may participate in and hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in the manner herein described shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

	Section 5. Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time by resolution adopted by a majority of the whole Board at any meeting of the Board.

	Section 6. Vacancies. Any vacancy in any committee shall be filled by the Board in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

                                      ARTICLE IV

                                       Officers

	Section 1. Appointment and Term of Office. The officers of the Company shall consist of the president, a secretary, and a treasurer, and there may be one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers, assistants and agents as the Board may from time to time appoint, none of whom need be either a director or a shareholder of the Company. Also one of the directors may be chosen Chairman of the Board. Except to the extent that a contract of employment between the Company and an officer shall provide for employment for a term in excess of one year, which contracts are authorized in the discretion of the Board, each of such officers (except such as may be appointed pursuant to the provisions of paragraph (h) of Section 2 of this Article IV) shall be chosen annually by the Board at its regular meeting immediately following the annual meeting of shareholders and shall hold office until the next annual election and until his successor is chosen and qualified, unless such officer has entered into an employment agreement with the Company that states a different term of employment in which case such contractual provision shall apply. One person may hold and perform the duties of any two or more of said offices.

	Section 2. Powers and Duties. The powers and duties of the officers shall be those usually pertaining to their respective offices, subject to the supervision and direction of the Board. The offices of the Company may be as follows:

		(a)	Chairman of the Board.  The chairman of the board (if there
be one) shall preside at all meetings of the directors and shall perform such other duties as shall be assigned him from time to time by the
Board.

		(b)	President.  The president shall be the chief executive
officer of the Company and shall have general supervision of the business of the Company and over its officers, subject, however, to the control of the Board. The president, when present, shall preside at all meetings of the shareholders and, in the absence of the chairman of the board (if there be one), shall preside at all meetings of the Board. He may execute and deliver, in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, or other instruments authorized by the Board unless the execution and delivery thereof shall be expressly delegated by these Bylaws or by the Chairman to some other officer or agent of the Company. He shall, unless otherwise directed by the Board or by any committee thereunto duly authorized, attend in person or by substitute or by proxy appointed by him and act and vote on behalf of the Company at all meetings of the shareholders of any corporation in which the Company holds stock.

		(c)	Vice Presidents.  Vice presidents shall perform the duties
assigned to them by the Board or delegated to them by the president and, in order of seniority, at his request or in his absence, shall perform as well the duties of the president's office. Each vice president shall have the power also to execute and deliver, in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, or other instruments authorized by the Board unless the execution and delivery thereof shall be expressly delegated by these Bylaws or by the Board to some other officer or agent of the Company.

		(d)	Secretary.  The secretary shall keep the minutes of the
meetings of the Board of Directors, of all committees and of the shareholders and shall be custodian of all corporate records and of the seal of the Company. He shall see that all notices are duly given in accordance with these Bylaws or as required by law.

		(e)	Assistant Secretaries.  The assistant secretaries, in the
order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, or at his request, perform the duties and exercise the powers of the secretary.
 They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

		(f)	Treasurer.  The treasurer shall be the principal accounting
officer of the Company and shall have charge of all the corporate funds and securities and shall keep a record of the property and indebtedness of the Company.  He shall, if required by the Board, give bond for the faithful discharge of his duties and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other personal property of whatever kind in his possession or under his control, in such sum and with such surety or sureties as the Board may require, but the Company shall pay all premiums and other expenses in connection with such bond.

		(g)	Assistant Treasurers.  The assistant treasurers, in the order of their seniority, unless otherwise determined by the Board of
Directors, shall, in the absence or disability of the treasurer or at his request, perform the duties and exercise the powers of the treasurer.
They shall perform such other duties and have such other powers as the
Board of Directors may from time to time prescribe.

		(h)	Other Officers.  The Board may appoint such other officers,
agents, or employees as it may deem necessary for the conduct of the business of the Company.  In addition, the Board may authorize the president or some other officer to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

	Section 3. Resignations. Any officer may resign at any time by giving written notice thereof to the president or to the Board. Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

	Section 4. Removal. Any officer may be removed at any time, either with or without cause, by resolution adopted by a majority of the whole Board at any meeting of the Board or by the committee or superior officer by whom he was appointed to office or upon whom such power of removal has been conferred by a resolution adopted by a majority of the whole Board.

	Section 5. Vacancies. A vacancy in any office arising at any time from any cause may be filled by the Board or by the officer or committee authorized by the Board to appoint to that office.

	Section 6. Salaries. The salaries of all officers shall be fixed from time to time by the Board of Directors or the Executive Committee and no officer shall be precluded from receiving a salary because he is also a director of the Company.

                                  ARTICLE V

                    Shares of Stock and their Transfer; Books

	Section 1. Forms and Certificates. Shares of the capital stock of the Company shall be represented by certificates in such form not inconsistent with law, with the Articles of Incorporation of the Company or with these Bylaws as shall be approved by the Board, and shall be signed by the president or a vice president and the secretary or an assistant secretary and sealed with the seal of the Company. Such seal may be a facsimile engraved or printed. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles engraved or printed if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or an employee of the Company. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

	Section 2. Transfer of Shares. Shares of stock of the Company shall be transferred only on the stock books of the Company by the holder of record thereof in person or by his duly authorized attorney upon surrender of the certificate therefor and upon compliance with any restriction relating to such transfer.

	In the event any restriction on the transfer of shares or registration of the transfer of shares shall be agreed to or imposed by the Company, an executed counterpart of the document pursuant to which such restriction exists shall be filed with the officer of the Company charged with the maintenance of the stock books of the Company and shall be kept on file at the Company's principal place of business. Following such filing, each certificate evidencing shares to which such restriction applies shall (1) conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) conspicuously state on the face or back of the certificate that such restric-tion exists pursuant to a specified document and that the Company will furnish to the holder of the certificate, without charge, upon written request to the Company at its principal place of business or registered office, a copy of the specified document.

	If one or more holders of the stock of any class shall, by agreement among themselves, restrict the transfer of any shares held by them through the granting of preferential rights of purchase or otherwise, then any party to such agreement may file an executed counterpart of the same with the officer of the Company charged with the maintenance of the stock books of the Company or with any transfer agent or registrar designated by the Company in respect to the shares of such class. Following the filing of any such counterpart, each certificate evidencing shares to which such restriction applies which shall thereafter be issued by the Company shall bear an appropriate notice of such restriction as described in the preceding paragraph and no share subject to such restriction shall be transferred until written evidence satisfactory to the Company of compliance by the transferor with any such restriction shall have been filed with the Company.

	Section 3. Books and Records. The Company shall maintain at its principal place of business or at its registered office, under the supervision of the appropriate officers, correct and complete books and records of account, minutes of all meetings of the Board of Directors and of the shareholders, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each, and such other books and records as may be necessary or convenient to the conduct of the business or affairs of the Company, or as the Board of Directors shall from time to time determine.

	Section 4. Shareholders of Record. The Company may treat the person in whose name any share, warrant, right, or option is registered as the owner thereof for all purposes and shall not be found to recognize any equitable or other claim to or interest in such share, warrant, right, or option on the part of any person whether or not the Company shall have notice thereof save as the contrary may be expressly provided by the laws of the State of Texas. The shareholders of record entitled to vote at any meeting of shareholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock shall be determined according to the Company's record of shareholders, and, if so determined by the Board of Directors in the manner provided by statute, shall be such shareholders of record at the date (a) fixed for the closing of the stock transfer books or (b) designated as a record date.

	Section 5. Lost, Stolen, or Destroyed Certificates. The Board may direct the issuance of new or duplicate stock certificates in place of lost, stolen, or destroyed certificates upon being furnished with evidence satisfactory to it of the loss, theft, or destruction and upon being furnished with indemnity satisfactory to it. The Board may delegate to any committee authority to administer the provisions of this section.

	Section 6. Closing of Transfer Books and Fixing of Record Date. The Board shall have power to close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of shareholders for any purpose, or the Board may in its discretion fix a date not more than sixty (60) days before any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and at any adjourn-ment thereof, or to receive payment of such dividend, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of stock on the books of the Company after such record date; provided, however, that if the stock transfer books shall be closed or a date shall be fixed as a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least, or such record date shall be no less than, ten (10) days immed-iately preceding such meeting.

	Section 7. Regulations. The consideration paid for the issuance of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration has been paid. The Board may make such rules and regulations not inconsistent with law, with the Articles of Incorporation or with these Bylaws as it may deem expedient concerning the issuance, transfer, and registration of the certificates of stock. It may appoint one or more transfer agents or registrars of transfers, or both, and may require all certificates of stock to bear the signature of either or both.

	Section 8. Warrants, Rights, Privileges or Other Options. Subject to any provision to the contrary which may be made by the Board of Directors at the time of authorizing their issuance, all warrants, rights, privileges or other options to purchase any class of securities of the Company issued by the Company shall be evidenced by a certificate registered, transferred and otherwise dealt with by the Company in the same manner as shares of the capital stock of the Company under the provisions of this Article V of these Bylaws; provided, however, that no provision of this Section 8 shall be deemed to confer upon any holder of any such warrant, right, privilege, or other option, as such holder, any right to attend or vote at any meeting of the shareholders of the Company or to examine books or records of the Company.

                                      ARTICLE VI

                             Execution of Instruments

	Section 1. Contract, etc. The Board or any committee thereunto duly authorized may authorize any officer or officers, or agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Company any contract or other instrument, and such authority may be general or may be confined to specific instances.

	Section 2. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued by or in the name of the Company shall be signed by such officer or officers, agent, or agents, of the Company and in such manner as shall be determined from time to time by resolution of the Board, but in the absence of any such determination by the Board, such checks, drafts, or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness shall be signed by the treasurer or any assistant treasurer, and countersigned by the president or any vice president. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Company in any of its duly authorized depositories may be made by hand stamped legend in the name of the Company or by written endorsement of any officer without countersignature.

	Section 3. Loans. No loans shall be contracted on behalf of the Company unless authorized by the Board, but, when so authorized, unless a particular agent or officer is directed to negotiate the same, such loans may be negotiated up to the amount so authorized by the president or any vice president or the treasurer; and when a loan is authorized by the Board, such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Company notes or other evidences of indebtedness for the amount of such loans and to give security for the payment of any and all loans, advances and indebtedness, hypothecating, the payment of any and all loans, advances and indebtedness, hypothecating, pledging or transferring any part or all of the property of the Company, real or personal, at any time owned by the Company, without any action or consent as may be expressly required by statute.

	Section 4. Sale or Transfer of Securities Held by the Company. Stock certificates, bonds, or other securities at any time owned by the Company may be held on behalf of the Company or sold, transferred or otherwise disposed of pursuant to authorization by the Board or of any committee thereunto duly authorized, and when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the Company by the signature of the president or any vice president, and the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

                                   ARTICLE VII

                                   Miscellaneous

	Section 1. Offices. The initial registered office of the Company in the State of Texas is given in the Company's Articles of Incorporation, and there may be such other office or offices, either within or without the State of Texas, as the Board may determine from time to time.

	Section 2. Fiscal Year. The fiscal year of the Company shall be such as the Board of Directors establishes by resolution.

	Section 3. Seal. The corporate seal of the Company shall be circular in form, and shall contain the words "Corporate Seal, Texas."

	Section 4. Waiver of Notice. The giving of any notice of the time, place, or purpose of holding any meeting of shareholders or of directors and any requirement as to publication thereof, whether statutory or otherwise, shall be waived by the attendance at such meeting by any person entitled to receive such notice and may be waived by such person by an instrument in writing executed and filed with the records of the meeting either before or after the holding thereof.

	Section 5. Dividends. Subject to the provisions of law and the Articles of Incorporation, dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law. The Board, in its discretion, may determine the date or dates for the declaration or payment of dividends. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of law and of the Articles of Incorporation.

	Section 6. Surplus, Reserves and Net Assets. The Board may (i) fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital or for any other lawful purposes, (ii) set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purposes or abolish any such reserve in the manner in which it was created, and (iii) direct and determine the use and disposition of any net assets in excess of capital or any net profits.

	Section 7. Annual and Other Statements. The Board of Directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders a full and clear statement of the business and condition of the Company.

                                 ARTICLE VIII

                          Amendment of These Bylaws

	Section 1. These Bylaws and any amendment, alteration or change thereof, and any addition thereto, may be amended, altered, changed or repealed, in whole or in part, by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board if notice of the proposed change is included in the notice of such meeting, subject to repeal or change by the affirmative vote of the holders of a majority in aggregate number of the issued and outstanding capital stock of the Company entitled to vote at any regular or special meeting of the shareholders after due notice.



                                    ARTICLE IX

                        Indemnification of Officers, Directors,
                           Employees and Agents; Insurance

	Section 1. Generally. Within the limitations prescribed by the Texas Business Corporation Act as now in effect or as the same may hereafter be amended, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) because he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by the person in connection with such action, suit or proceeding, but only if it is determined in accordance with the procedures prescribed by the Texas Business Corporation Act as now in effect or as the same may hereafter be amended that the person (a) conducted himself in good faith, and (b) reasonably believed, in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interest and, in all other cases, that his conduct was at least not opposed to the Company's best interest, and
(c) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the person did not conduct himself in good faith and did not reasonably believe, in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interest and, in all other cases, that his conduct was at least not opposed to the Company's best interest, and in the case of any criminal action or proceeding, that he had no reasonable cause to believe that his conduct was unlawful. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

	Section 2. Limitations on Indemnification. Notwithstanding the foregoing section of these bylaws, the indemnification available under such section shall be limited to the reasonable expenses (including attorneys' fees) actually incurred by the person in connection with the action, suit, or proceeding if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, and no person shall be indemnified in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

	Section 3. Expenses of Successful Defense. To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

	Section 4. Expenses in Advance. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of such written undertakings and affirmations as may be required by the Texas Business Corporation Act as now in effect or as the same may hereafter be amended. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

	Section 5. Nonexclusivity; Survival. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any section of the Texas Business Corporation Act as now in effect or as the same may hereafter be amended, or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

	Section 6. Notice to Shareholders. To the extent required by the Texas Business Corporation Act as now in effect or as the same may hereafter be amended, any indemnification of or advance of expenses to a person in accordance with this Article shall be reported in writing to the share-holders of the Company.

	Section 7. Insurance. The Company shall have power to purchase and maintain insurance or other arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Company or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

	Section 8. Definitions. For purposes of this Article, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger (as well as the resulting or surviving corporation) which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would (if he had served the resulting or surviving corporation in the same capacity) have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.